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Exhibit 10.21

FIRST AMENDMENT TO GANDER MOUNTAIN COMPANY
AMENDED AND RESTATED
EXECUTIVE STOCK OPTION AGREEMENT
(Allen L. Dittrich)

        THIS FIRST AMENDMENT (this "Amendment") is made and entered into as of February 2, 2004, by and between Gander Mountain Company, a Minnesota corporation (the "Company") and Allen L. Dittrich, a resident of the State of Minnesota (the "Executive"). Any reference in this Amendment to the "Company" shall also include the Company's predecessor entity, Gander Mountain Company, a Delaware corporation, which was merged with and into the Company effective January 29, 2004.

RECITALS

        A.    The Company and Executive entered into an Amended and Restated Executive Stock Option Agreement dated as of December 31, 2000 (the "12/31/00 Option Agreement").

        B.    The Company and the Executive desire to amend and restate Section 8 of the 12/31/00 Option Agreement as provided herein.

AGREEMENT

        NOW THEREFORE, for good and valuable consideration, the Company and Executive agree as follows:

        1.     Amendment. Section 8 of the 12/31/00 Option Agreement is hereby amended and restated in its entirety as follows:

          "8.   Manner of Exercise. Subject to the terms and conditions of this Agreement, including Section 13 below, the Option may be exercised by notice to the Company. The notice shall state the election to exercise the Option and the number of Executive Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. If the person exercising the Option is not Executive, he or she shall also send with the notice appropriate proof of his or her right to exercise the Option. The form of Notice of Exercise attached hereto as Exhibit A shall be satisfactory if the person exercising the Option is Executive, but any other form containing the information required by this Section shall also be acceptable. Such notice shall be accompanied by payment (by check, bank draft or money order payable to the Company) of the full purchase price of such Executive Shares. As soon as practicable after receipt of the purchase price provided for above, the Company shall reflect on its books and records the appropriate ownership of the Executive Shares purchased and shall deliver a certificate or certificates representing the Executive Shares purchased."

        2.     Continuing Effect. Except as amended hereby, the 12/31/00 Option Agreement shall remain in full force and effect.

        3.     Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument.

* * * * *

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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above stated.

COMPANY:
GANDER MOUNTAIN COMPANY
By:	/s/ RONALD A. ERICKSON Ronald A. Erickson, Chairman
EXECUTIVE:
/s/ ALLEN L. DITTRICH Allen L. Dittrich

QuickLinks

  Exhibit 10.21
FIRST AMENDMENT TO GANDER MOUNTAIN COMPANY AMENDED AND RESTATED EXECUTIVE STOCK OPTION AGREEMENT (Allen L. Dittrich)
RECITALS
AGREEMENT